Exhibit 5.1

Morris Zarif

Direct: 917-232-6547

Email: mzarif@zariflg.com

June 29, 2026

Reliance Global Group, Inc.

300 Boulevard of the Americas, Suite 105

Lakewood, NJ 08701

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We are familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Reliance Global Group, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the offer and sale by the Company of up to 350,000 additional shares (the “Shares”) of its common stock, par value $0.086 per share (“Common Stock”), issuable under the Reliance Global Group, Inc. 2025 Equity Incentive Plan, as amended (the “Plan”), together with such additional shares of Common Stock as may become issuable under the Plan pursuant to Rule 416(a) under the Securities Act by reason of the anti-dilution, adjustment, and similar provisions of the Plan. The Registration Statement also includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C to Form S-8, relating to the resale, from time to time, of up to 252,654 shares of Common Stock issued or issuable under the Plan (the “Reoffer Shares”) by the selling stockholders named therein, who may be deemed “affiliates” of the Company within the meaning of Rule 405 under the Securities Act.

In arriving at the opinion expressed below, we have examined and relied upon the Articles of Incorporation and Bylaws of the Company, each as amended and restated to date, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, records of the proceedings of stockholders deemed to be relevant to this opinion letter and the Plan, the award agreements evidencing the awards granted under the Plan, and the Registration Statement, each as provided to us by the Company.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Morris Zarif

Direct: 917-232-6547

Email: mzarif@zariflg.com

We have assumed that the Company will continue to have sufficient authorized, unissued and otherwise unreserved shares of Common Stock available for issuance at the time of each issuance of the Shares pursuant to the Plan. We have also assumed that the consideration to be received by the Company for the Shares (whether in the form of cash, services rendered to the Company, or other consideration permitted under the Florida Business Corporation Act) will be valid consideration with a value equal to or in excess of the par value of the Common Stock, and that the Company’s Board of Directors has determined, or will determine, that such consideration is adequate. In rendering the opinion expressed below, we express no opinion other than as to the Florida Business Corporation Act (Chapter 607, Florida Statutes).

On the basis of the foregoing, it is our opinion that the Shares, when issued and delivered by the Company in accordance with the terms of the Plan and the award agreements thereunder against the Company’s receipt of the consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and resale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Reoffer Prospectus constituting part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ZARIF LAW GROUP P.C.

By:	/s/ Morris C. Zarif
Partner